Exhibit 10.1

Contract No:

Fresh Milk Sales Agreement

Heilongjiang Animal Husbandry and Veterinary Bureau
Heilongjiang Administrative Bureau for Industry and Commerce
Supervise

Fresh Milk Sales Agreement

Ordering Party (Party A):  Suihua Dongxing Dairy Food Co., Ltd.
Supplying Party (Party B):  Honglongjiang Zhongxian Information Co., Ltd.

According to the provisions of “Contract Law of People’s Republic of China”, “Dairy Quality and Safety Supervision and Management Regulations” and “Heilongjiang Dairy Regulations”, both Parties signed this contract after consultation.

Article I: Order Plans
1. Party A plans to purchase fresh milk from Party B or milk farmers designated by Party B. Planning to purchase a total of: 4,700 ton; the total purchase amount fluctuated within the range of: 10%;
2. Planned Purchase Time: From July 1, 2011 to December 31, 2011;

Article II: Order Price
Keep the price of standard raw milk that contains 3.1% fat, 2.95% protein, first class of microbial quality (≤ 0.5million / ml) as the basic price, both parties agreed the order price: 2.3yuan / kg. In the execution process of the contract, according to the specific market situation and milk quality conditions, adjust the fluctuation of the milk price correspondingly, within the range of: 5%.

Article Ⅲ: Quality Requirements
1. Fresh milk quality must meet the national standards for purchasing fresh milk;
2. Prohibition of selling the following fresh milk:
(1) The milk produced by milk cows without health certificates and quarantines;
(2) Colostrums within 7 days of calving;
(3) Antibiotics residues in milk;
(4) The milk produced by milk cows suffer from mastitis, tuberculosis, brucellosis and other infectious diseases;
(5) Adulterated, rotten, smelly and contaminated milk;
(6) Other milk does not meet national health safety and quality standards.

Article Ⅳ: Settlement
1. Party A shall publish related data of settlement to Party B according to Article II of this contract two days before it pays for the milk;
2. According to purchase amount of raw milk and pricing standards, Party A shall pay the milk monthly, namely: settle milk payment of last month in this month. Specific payment date is the end of each month (in case of holidays, clearing date forward or extended to the first working day), place of payment is the place of performance of the contract.

Article Ⅴ: Test Methods
1. Party A is responsible for examining fresh milk provided by Party B. Fresh milk that meets the quality requirements of Article III of this contract should be tested and published fat content, protein content and other pricing index and other routine test results in 48 hours from the time of purchasing; If Party B have objections to fat content, protein content and other pricing index and other routine test results released by Party A, it will be tested by a nationally recognized testing and inspection agency, and the local milk association issue co-mediation advice. If it is later proved by the nationally recognized testing and inspection agent that Party A’s examining results are incorrect, Party A shall compensate the losses and bear the detection and mediation costs incurred to Party B;
2. If fresh milk does not meet the quality requirements of Article III of this contract, Party A has the right to reject and should promptly notify Party B. If Party B disagrees with the results of the test, within 24 hours when notice is received, Party B shall bring “quality check list” and milk samples reserved by Party A to the raw milk inspection authority with corresponding qualification applying for inspection. The test result is the basis for whether the fresh milk is qualified or not. If it is later proved that the test result of Party A is incorrect, Party A shall compensate the losses and bear the testing costs incurred;
3. Party A shall retain the milk samples that do not meet the quality standards for more than 96 hours;
4. Party A shall set up a fair scale at the place where fresh milk is purchased. When Party A and Party B have a dispute on the quantity, the data should be subject to the fair scale. The number of records each time should be in duplicate and after signing Party A and Party B should keep one each.
5. Party B should accept milk quality checks and milk sampling made by Party A.

Article VI: Time and Manner of Delivery
1. The time of Party B delivering fresh milk to the place of implementation and Party A purchasing raw milk at the place of implementation is from 8:00 to 16:00. Party B shall deliver on time and Party A shall purchase on time;
2. Completing the delivery process after weighing, sampling, initial quality inspection and signing.

Article VII: Place of Implementation and Term of Contract
1. The place of performance of the contract should be the milk station (field, section) of Party A.
2. Term of Contract: This contract shall be valid for one year from the date of signing.

Article VIII: Change and Termination of the Contact
1. This contract may be modified or terminated by mutual written consent by Party A and B.
2. In the event of force majeure or unforeseen circumstances, both Parties can adjust the number of purchase and sale plan. If any party wants to terminate this contract, a written notice should be given to the other party 5 days in advance.

Article IX: Liability for Breach of the Contract
1. If Party B fails to deliver milk on time or fresh milk does not meet requirements of Article III, Party B shall bear the losses caused by such failure.
2. If Party A fails to collect milk, unilaterally raise or lower the standards, restrict or reject qualified milk, Party A shall bear the losses caused by such failure.
3. Party A that breaches this contract and fails to pay the milk farmers shall pay 10% default fine of the amount in arrear on a daily basis from the date of paying the milk under the contract;
4. If a party unilaterally terminates this contract without a written notice at the agreed time, the breaching Party shall pay the non-breaching party default fine of 10% the total amount of milk of last month.

Article X: Dispute Resolution
In case disputes arise in the course of contract implementation, the two Parties shall settle the disputes through consultation or submit to the local Dairy Association; both parties shall submit the dispute to the local people court of Party B if consultation or mediation fails.

Article XI: Validity of the Contract
1. This contract contains two duplicates and it begins to take effective after signing and sealing by two parties; all pending issues, both Parties shall sign a separately supplementary agreement.
2. Each Party holds one copy with the same legal effect.

Party A: Suihua Dongxing Dairy Food Co., Ltd.
Company Seal: Suihua Dongxing Dairy Food Co., Ltd.
By Authorized Representative: /s/ Ding Xin
Date: June 21, 2011

Party B: Heilongjiang Zhongxian Information Co., Ltd.
Company Seal: Heilongjiang Zhongxian Information Co., Ltd.
By Authorized Representative: /s/ Wang Youliang
Date: June 21, 2011